Exhibit 99.3

AKERNA CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2019 and nine months ended March 31, 2020, are based on the historical financial statements of Akerna Corp. (“Akerna”, “we”, “our”), Solo Sciences (“Solo”) and Ample Organics Inc. (“Ample”), after giving effect to the acquisition of Solo, the probable exercise of the Solo Option, the probable acquisition of Ample (collectively “the Acquisitions”) and after applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2019 and nine months ended March 31, 2020 give effect to the Acquisitions as if they had occurred on July 1, 2018, the first day of the first year presented.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020, gives effect to the acquisition of Ample and the exercise of the Solo Option as if they had occurred on March 31, 2020. The acquisition of Ample has not closed and we have not exercised the Solo Option.

The partial acquisition of Solo and the acquisition of Ample has been and will be accounted for pursuant to Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations. The exercise of the Solo Option will also be accounted for pursuant to ASC 810, Consolidation. The total estimated consideration to be transferred, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible assets and intangible assets of Ample acquired in connection with the acquisition, based on their estimated fair values as of the date of the acquisition, and the excess is allocated to goodwill. Akerna has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the estimated purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net intangible assets. The final valuations of identifiable intangible assets, fixed assets and deferred revenue and associated tax effects may change significantly from our preliminary estimates. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed consolidated financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Akerna that would have been reported had the Acquisitions been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial position of Akerna. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that Akerna may achieve, or any additional expenses that it may incur, with respect to the combined companies.

1

The unaudited pro forma condensed combined financial statements, including the notes thereto should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial statements;

●	Our audited consolidated financial statements and accompanying notes as of and for the year ended June 30, 2019 and 2018, included elsewhere in the Proxy;

●	Our unaudited condensed consolidated interim financial statements as of and for the three and nine months ended March 31, 2020 and 2019, included elsewhere in this Proxy;

●	Ample’s unaudited condensed consolidated interim financial statements as of and for the three months ended March 31, 2020 and 2019, included elsewhere in this Proxy;

●	Ample’s audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018, included elsewhere in this Proxy, and

●	Solo’s audited financial statements as of and for the years ended December 31, 2019 and 2018, included elsewhere in this Proxy.

On January 15, 2020, we closed on a stock purchase agreement with substantially all of the shareholders of Solo pursuant to which we acquired all right, title and interest in 80.40% of the issued and outstanding capital stock of Solo, calculated on a fully diluted basis. As a result of our investment, Solo became a controlled subsidiary and we commenced consolidation of Solo on January 15, 2020, the results of which are included in our March 31, 2020 unaudited condensed consolidated balance sheet.

We have the option to acquire the remaining 19.6% equity interest in Solo for either cash or Akerna shares in an amount dependent upon the market value of Akerna shares. This transaction would be accounted for as an equity transaction with the difference between the fair value of the consideration exchanged and the carrying value of the non-controlling interest recorded in additional paid in capital.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2020

	Historical				IFRS to US
	Akerna Corp.	Ample (Note 1) CAD$		Ample (USD)	GAAP Adjustments Note 2	Pro forma adjustments	Note 2	Pro forma combined
ASSETS
CURRENT ASSETS:
Cash	$14,309,996	CAD	1,144,834	$814,017	$—	$(5,332,765)	A	$9,791,248
Restricted cash	500,000		—	—	—	—		500,000
Accounts receivable, net	1,324,051		1,553,158	1,104,350	—	—		2,428,401
Inventory	—		26,810	19,063	—	—		19,063
Prepaid expenses and other current assets	1,762,371		228,804	162,688	—	—		1,925,059
Total current assets	17,896,418		2,953,606	2,100,118	—	(5,332,765)		14,663,771
Property and equipment, net	65,582		1,896,538	1,348,505	—	—		1,414,087
Goodwill	—		4,542,224	3,229,681	—	21,796,594	B	25,026,275
Intangible assets, net	23,136,584		1,231,637	875,737	—	5,724,263	C	29,736,584
Right of use asset	—		2,566,826	1,825,104	(1,825,104)	—	D	—
Investments	250,000		—	—	—	—		250,000
TOTAL ASSETS	$41,348,584	CAD	13,190,831	$9,379,145	$(1,825,104)	$22,188,092		$71,090,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$4,025,199	CAD	1,498,116	$1,065,213	$—	$—		$5,090,412
Short-term debt, current	—		5,779,432	4,109,380	—	—		4,109,380
Lease liabilities	—		541,368	384,932	(384,932)	—	D	—
Deferred revenue, current	743,317		501,940	356,897	—	—		1,100,214
Total current liabilities	4,768,516		8,320,856	5,916,422	(384,932)	—		10,300,006
Lease liabilities	—		3,035,642	2,158,449	(2,158,449)	—	D	—
Preferred stock liabilities	—		13,758,104	9,782,497	—	(9,782,497)	E	—
Deferred tax liabilities	—		326,384	232,071	—	—		232,071
TOTAL LIABILITIES	4,768,516		25,440,986	18,089,439	(2,543,381)	(9,782,497)		10,532,077

STOCKHOLDERS’ EQUITY:
Warrants	—		823,778	585,735	—	(585,735)	E	—
Preferred stock	—		—	—	—	23,978,572	F	23,978,572
Common stock	1,286		14,345,721	10,934,970	—	(10,934,970)	E	1,286
Additional paid-in capital	69,916,857		777,274	592,670	—	4,169,588	E,G	74,679,115
Accumulated other comprehensive loss	—		—	554,457	—	(554,457)	E	—
Accumulated deficit	(38,100,333)		(28,196,928)	(21,378,126)	718,277	20,659,849	D,E	(38,100,333)
TOTAL STOCKHOLDERS’ EQUITY	31,817,810		(12,250,155)	(8,710,294)	718,277	36,732,847		60,558,640
Noncontrolling interests in consolidated subsidiary	4,762,258		—	—	—	(4,762,258)	G	—
TOTAL EQUITY	36,580,068		(12,250,155)	(8,710,294)	718,277	31,970,589		60,558,640
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,348,584	CAD	13,190,831	$9,379,145	$(1,825,104)	$22,188,092		$71,090,717

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2019

	Historical
	Akerna Corp.	Solo	Pro forma adjustments	Note 3	Pro forma Combined
Net revenue:
Software	$8,256,492	$—	$—		$8,256,492
Consulting	2,403,797	—	—		2,403,797
Other	259,496	14,770	—		274,266
Total net revenue	10,919,785	14,770	—		10,934,555
Cost of revenue	4,633,844	1,170	—		4,635,014
Gross profit	6,285,941	13,600	—		6,299,541
Operating expenses:
Product development	5,565,097	7,787	—		5,572,884
Selling, general and administrative	13,136,522	1,038,017	778,597	A,B	14,953,136
Total operating expenses	18,701,619	1,045,805	778,597		20,526,020
Loss from operations	(12,415,678)	(1,032,204)	(778,597)		(14,226,479)
Interest income, net	91,239	1,146	—		92,385
Other income	17,892	—	—		17,892
Loss before provision for income taxes	(12,306,547)	(1,031,058)	(778,597)		(14,116,202)
Provision for income taxes	—	—	—		—
Net loss	$(12,306,547)	$(1,031,058)	$(778,597)		$(14,116,202)
Net loss per share
Basic	$(2.04)				$(1.60)
Diluted	$(2.04)				$(1.60)
Shares used in computing loss per share:
Basic	6,045,382		2,750,000	C	8,795,382
Diluted	6,045,382		2,750,000	C	8,795,382

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2019

	Historical
	Akerna Corp. with Solo acquisition	Ample (CAD$)		Ample (USD)	IFRS to US GAAP Adjustments	Pro forma adjustments	Note 3	Pro forma Combined
Net revenue:
Software	$8,256,492	CAD	6,839,407	$5,165,876	$—	$—		$13,422,368
Consulting	2,403,797		—	—	—	—		2,403,797
Other	274,266		—	—	—	—		274,266
Total net revenue	10,934,555		6,839,407	5,165,876	—	—		16,100,431
Cost of revenue	4,635,014		4,249,276	3,209,523	—	—		7,844,537
Gross profit	6,299,541		2,590,131	1,956,353	—	—		8,255,894
Operating expenses:
Product development	5,572,884		7,212,904	5,447,982	—	—		11,020,866
Sales, general and administrative	14,953,136		7,442,291	5,621,240	—	966,264	A,B	21,540,640
Loss on fair value of preferred share liabilities	—		4,631,453	3,498,185	—	(3,498,185)	C	—
Total operating expenses	20,526,021		19,286,648	14,567,407	—	(2,531,921)		32,561,506
Loss from operations	(14,226,479)		(16,696,517)	(12,611,054)	—	—		(24,305,612)
Interest income, net	92,385		—	—	—	—		92,385
Other income, net	17,892		—	—	—	—		17,892
Loss before provision for income taxes	(14,116,202)		(16,696,517)	(12,611,054)	—	2,531,921		(24,195,335)
Provision for income taxes	—		—	—	—	—		—
Net loss	$(14,116,202)	CAD	(16,696,517)	$(12,611,054)	$—	$2,531,921		$(24,195,335)
Net loss per share:
Basic	$(1.60)							$(2.75)
Diluted	$(1.60)							$(2.75)
Shares used in computing earnings per share:
Basic	8,795,382							8,795,382
Diluted	8,795,382							8,795,382

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2020

	Historical
	Akerna Corp.	Solo	Pro forma adjustments	Note 4	Pro forma Combined
Net revenue:
Software	$7,148,964	$—	$—		$7,148,964
Consulting	2,248,947	—	—		2,248,947
Other	171,727	90,000	—		261,727
Total net revenue	9,569,638	90,000	—		9,659,638
Cost of revenue	4,457,110	3,064	—		4,460,174
Gross profit	5,112,528	86,936	—		5,199,464
Operating expenses:
Product development	4,024,743	57,195	—		4,081,938
Sales, general and administrative	13,881,055	2,495,011	(1,115,720)	A,B,C	15,260,346
Total operating expenses	17,905,798	2,552,206	(1,115,720)		19,342,284
Loss from operations	(12,793,270)	(2,465,270)	1,115,720		(14,142,820)
Gain on sale of business	—	—	—		—
Interest income, net	158,762	3,785	—		162,547
Other expense, net	(254)	—	—		(254)
Loss before provision for income taxes	(12,634,762)	(2,461,485)	1,115,720		(13,980,527)
Provision for income taxes	—	—	—		—
Net loss	(12,634,762)	(2,461,485)	1,115,720		(13,980,527)
Net loss attributable to noncontrolling interests in subsidiary	101,175	—	(101,175)	D	—
Net loss attributable to Akerna stockholders	$(12,533,587)	$(2,461,485)	$1,014,545		$(13,980,527)
Net loss per share:
Basic	$(1.11)				$(0.99)
Diluted	$(1.11)				$(0.99)
Shares used in computing earnings per share:
Basic	11,299,997		2,750,000	E	14,049,997
Diluted	11,299,997		2,750,000	E	14,049,997

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2020

	Historical
	Akerna Corp. with Solo Acquisition	Ample (CAD$)		Ample (USD)	IFRS to US GAAP Adjustments	Pro forma adjustments	Note 3	Pro forma Combined
Net revenue:
Software	$7,148,964	CAD	5,780,957	$4,353,490	$—	$—		$11,502,454
Consulting	2,248,947		—	—	—	—		2,248,947
Other	261,727		—	—	—	—		261,727
Total net revenue	9,659,638		5,780,957	4,353,490	—	—		14,013,128
Cost of revenue	4,460,174		2,771,134	2,086,870	—	—		6,547,044
Gross profit	5,199,464		3,009,823	2,266,620	—	—		7,466,084
Operating expenses:
Product development	4,081,938		1,929,286	1,452,896	—	—		5,534,834
Sales, general and administrative	15,260,346		6,060,879	4,564,292	—	(267,864)	A,B,D	19,556,774
Loss on fair value of preferred share liabilities	—		3,855,453	2,903,442	—	(2,903,442)	C	—
Total operating expenses	19,342,284		11,845,618	8,920,630	—	(3,171,306)		25,091,608
Loss from operations	(14,142,820)		(8,835,795)	(6,654,010)	—	3,171,306		(17,625,524)
Interest income, net	162,547		—	—	—	—		162,547
Other expense, net	(254)		(25,000)	(18,827)	—	—		(19,081)
Loss before provision for income taxes	(13,980,527)		(8,860,795)	(6,672,837)	—	3,171,306		(17,482,058)
Provision for income taxes	—		21,984	16,556	—	—		16,556
Net loss	$(13,980,527)	CAD	(8,838,811)	$(6,656,281)	$—	$3,171,306		$(17,465,502)
Net loss per share:
Basic	$(0.99)							$(1.24)
Diluted	$(0.99)							$(1.24)
Shares used in computing earnings per share:
Basic	14,049,997							14,049,997
Diluted	14,049,997							14,049,997

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1: Basis of Pro Forma Presentation

Accounting Periods Presented — Ample, Solo

The unaudited pro forma condensed combined balance sheet as of March 31, 2020, is presented as if the Ample acquisition had occurred and the Solo Option had been exercised on March 31, 2020. Certain pro forma adjustments to record differences between historical book values and preliminary values as of the date of the pro forma condensed combined financial statements are based on the assumption that the acquisition occurred on March 31, 2020. The actual adjustments to be recorded in Akerna’s consolidated financial statements will be as of the acquisition date and the option exercise date, respectively.

The unaudited pro forma condensed combined statements of operations of Akerna, Solo and Ample for the year ended June 30, 2019 and the nine months ended on March 31, 2020, are presented as if the Acquisitions had taken place on July 1, 2018.

Preliminary Purchase Consideration — Ample

On December 18, 2019, we entered into an arrangement agreement (the “Agreement”) to acquire all of the issued and outstanding shares of Ample. Under the terms of the Agreement, the aggregate consideration for the Ample shares consists of (1) CAD$7,500,000 in cash, (2) 3,294,574 redeemable preferred shares of a wholly-owned subsidiary of Akerna, which are exchangeable for shares of common stock, par value $0.0001 per share, of Akerna on a 1:1 basis (“Exchangeable Shares”) as determined in accordance with the Agreement and (3) contingent value rights to be issued pursuant to a rights indenture entitling the holders thereof to receive, subject to certain adjustments as set forth in the Agreement, an aggregate of up to CAD$10,000,000 in redeemable preferred shares (“Exchangeable Shares”), in the event that Ample achieves certain revenue targets as specified in the Agreement. These rights are accounted for as contingent consideration that will be recorded at fair value when the acquisition closes.

(in thousands)
Cash	$5,333
Redeemable preferred shares	16,868
Exchangeable shares contingent value rights	7,110
Total purchase consideration	$29,311

Preliminary Purchase Consideration Allocation

The following represents the preliminary allocation of the fair value of the purchase consideration to the acquired assets and assumed liabilities based on Ample’s balance sheet as of March 31, 2020 and is for illustrative purposes only.

(in thousands)
Net tangible assets	$(2,436)
Intangible assets:
Developed technology	6,000
Customer relationships	600
Goodwill	25,147
Total purchase consideration	$29,311

Goodwill of approximately $25.1 million represents the excess of the purchase consideration over the fair value of the net tangible and intangible assets acquired. Goodwill is primarily attributable to expected post-acquisition synergies from integrating Ample’s industry-leading seed-to-sale platform into Akerna’s supply chain solutions. None of the goodwill recorded as part of the Ample acquisition will be deductible for U.S. federal income tax purposes.

The following table sets forth the components of identifiable intangible assets acquired and their preliminary estimated useful lives as of the date of acquisition (in thousands):

Intangible assets:	Preliminary Fair Value	Estimated Useful Life (in years)
Trade names	$6,000	5
Developed technology	600	5
Total	$6,600

These preliminary estimates of fair value and their preliminary estimated useful lives will likely be different from the amounts included in the acquisition accounting upon the close of the acquisition and the difference could have a material impact on the accompanying unaudited pro forma combined condensed financial statements. Once Akerna has full access to information about Ample’s intangible assets, additional insight will be gained that could impact (i) the estimated total value assigned to identifiable intangible assets (ii) the estimated weighted average useful life of each category of intangible asset (iii) the value of fixed assets (iv) the value of deferred revenue and (v) the value of deferred tax liabilities associated with purchase accounting adjustments. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known to Akerna only upon access to additional information or by changes in such factors that may occur prior to completion of the offer and the merger. These factors include, but are not limited to, historical information obtained from Ample, discussions with management and product roadmap. Increased knowledge about these or other elements could result in a change to the estimated fair value of the identifiable intangible assets or to the estimated weighted average useful lives from what Akerna has assumed in these unaudited pro forma combined condensed financial statements. The combined effect of any such changes could then also result in a significant increase or decrease to Akerna’s estimate of associated amortization expense.

Prior to the acquisition, Ample had a net deferred tax liability and expects they will continue to be in a net deferred tax liability position, after adjustments for estimated preliminary deferred tax liability related to estimated purchase accounting adjustments and the net deferred tax asset is subject to a full valuation allowance. Therefore, the combined U.S. and international deferred tax asset position is expected to remain unchanged. As such, the unaudited pro forma condensed combined financial information does not include adjustments for tax-related items.

Accounting Policies — Ample

We did not adopt new accounting standards for revenue or leases in the year ended June 30, 2019, and as an emerging growth company, we have elected to implement the disclosure requirements of the new revenue standard in our annual financial statements for the fiscal year ending June 30, 2021. We have elected to adopt the new leasing standard in our annual financial statements for the fiscal year ended June 30, 2022. Ample, as a Canadian company, has adopted these standards. We have reflected adjustments to remove the material differences between the new standards and the standards applied in our financial statements in the column “IFRS to US GAAP Adjustments” as described in Note 2.

The Solo Option

The Solo Option may be paid, at the sole option of Akerna, in either cash or shares of Akerna’s common stock the amount of which is dependent upon the market value of Akerna Shares. When the Solo Option is exercised, it will be accounted as an equity transaction with the difference between the fair value of the consideration exchanged and the carrying value of the non-controlling interest recorded in additional paid in capital. Because Akerna Shares were trading at a weighted average 20 day trading value ending March 31, 2020 of $5.19 per share, we calculated number of shares resulting for the exercise of the Solo Option as difference in the number of shares valued at $20,000,000 at $5.19 per share, or 3.9 million shares, and 1,950,000 Akerna Shares, which were issued to Solo shareholders in exchange for the initial 80.4% equity interest.

If the option had been exercised on March 31, 2020, Akerna would have issued an additional 1.9 million shares to the Solo Shareholders. Changes in trading price of the Akerna common shares could have a material effect on the number of shares ultimately issued.

Note 2: Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheets

The pro forma adjustments and IFRS to GAAP adjustments included in the unaudited pro forma condensed combined balance sheet for the acquisition of Ample are as follows:

A.	To record the estimated cash portion of the purchase consideration of $5.3 million funded from cash and cash equivalents, valued using exchange rate in effect on March 31, 2020. Changes in the exchange rate in effect on the closing date could have a material effect on the value of the consideration that we ultimately record.

B.	To record estimated preliminary goodwill from acquisition of $25.1 million reduced by goodwill from prior acquisitions of $3.2 million.

C.	To record the estimated preliminary fair value of identifiable intangible assets of $6.6 million reduced by the book value of intangible assets of $876,000 prior to the acquisition.

D.	To eliminate the accounting under the new lease accounting standard to conform to Akerna’s accounting principles.

E.	To record purchase accounting adjustments by eliminating preferred stock liabilities, historical equity, accumulated deficit, paid in capital and accumulated other comprehensive loss from the impact of foreign exchange.

F.	To record estimated consideration of the preferred shares and the Exchangeable Shares contingent value rights of $24.0 million valued based on the closing price of an Akerna common share and the exchange rate in effect on March 31, 2020. Changes in either the value of an Akerna common share of exchange rates on the closing date could have a material effect on the value of the aggregate consideration that we ultimately record.

G.	To record the elimination of noncontrolling interest included in the condensed consolidated balance sheet of $4.8 million for the exercise of the Solo Option.

Note 3: Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended June 30, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the acquisition of Solo are as follows:

A.	To reflect $996,000 amortization expense of preliminarily estimated purchased intangible assets.

B.	To reduce stock-based compensation of $217,403, due to accelerated vesting of Solo restricted stock and settlement of options in connection with the Acquisition.

C.	To reflect the issuance of shares for the partial acquisition of Solo and to reflect the estimated number of shares that would have been issued in connection with the exercise of the Solo Option as if it had occurred as if these transactions had occurred on July 1, 2018. Because Akerna shares were not traded on July 1, 2018, the estimated number of shares that would have been issued in connection with the Solo Option was 800,000.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the acquisition of Ample adjust the condensed combined pro forma financial statement of operations for Akerna and Solo as described above. The adjustments related to the Ample acquisition are as follows:

A.	To record amortization of $1.3 million due to purchased intangibles as part of acquisition.

B.	To reduce stock-based compensation of $354,000, due to settlement of options in connection with the acquisition.

C.	To remove the effect of remeasurement of $3.5 million for preference shares as the preference shares will be settled in connection with the acquisition.

The pro forma basic and diluted net loss per share are based on 8,795,382 shares common stock. Dilutive potential common shares, including the redeemable preference shares and Exchangeable Shares expected to be issued in the Ample acquisition, are included only if they have a dilutive effect on earnings per share. No adjustment has been made for assumed equity awards or the Exchangeable Shares in the computation of pro forma combined diluted net loss per share because their effect would be anti-dilutive.

Note 4: Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the acquisition of Solo are as follows:

A.	To reflect $747,000 of amortization expense of preliminarily estimated purchased intangible assets.

B.	To reduce stock-based compensation of $1.6 million due to accelerated vesting of Solo’s restricted stock and settlement of options in connection with the acquisition.

C.	To remove $0.3 million of nonrecurring transaction costs.

D.	To remove allocation of net loss to noncontrolling interests in Solo, which would not have been recorded had the Solo Option been exercised on July 1, 2018.

E.	To reflect the issuance of shares for the partial acquisition of Solo and to reflect the estimated number of shares that would have been issued in connection with the exercise of the Solo Option as if it had occurred as if these transactions had occurred on July 1, 2018. Because Akerna shares were not traded on July 1, 2018, the estimated number of shares that would have been issued in connection with the Solo Option was 800,000.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the acquisition of Ample adjust the condensed combined pro forma financial statement of operations for Akerna and Solo as described above. The adjustments related to the Ample acquisition are as follows:

A.	To reflect $990,000 of amortization expense of preliminary estimated purchased intangible assets.

B.	To reduce stock-based compensation of $258,000, due to settlement of options in connection with the acquisition.

C.	To remove the effect of remeasurement of preference shares of $2.9 million as the preference shares will be settled in connection with the acquisition.

D.	To remove $1.0 million of nonrecurring transaction costs.

The pro forma combined basic and diluted net loss per share are based on 14,049,997 shares common stock. Dilutive potential common shares, including the redeemable preferred shares and the Exchangeable Shares expected to be issued as consideration for the Ample acquisition, are included only if they have a dilutive effect on earnings per share. No adjustment has been made for assumed equity awards or the Exchangeable Shares in the computation of pro forma combined diluted net loss per share because their effect would be anti-dilutive.